GOLUB CAPITAL BDC 3, INC. INVESTOR PRESENTATION QUARTER ENDED MARCH 31, 2021

Disclaimer 2 Some of the statements in this presentation constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this presentation involve risks and uncertainties, including statements as to: our future operating results; our business prospects and the prospects of our portfolio companies including our and their ability to achieve our and their respective objectives as a result of the coronavirus ("COVID-19") pandemic; the effect of investments that we expect to make and the competition for those investments; our contractual arrangements and relationships with third parties; actual and potential conflicts of interest with GC Advisors LLC ("GC Advisors"), our investment adviser, and other affiliates of Golub Capital LLC (collectively, "Golub Capital"); the dependence of our future success on the general economy and its effect on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; the use of borrowed money to finance a portion of our investments and the effect of the COVID-19 pandemic on the availability of equity and debt capital and our use of borrowed funds to finance a portion of our investments; the adequacy of our financing sources and working capital; the timing of cash flows, if any, from the operations of our portfolio companies; general economic and political trends and other external factors, including the COVID-19 pandemic; changes in political, economic or industry conditions, the interest rate environment or conditions affecting the financial and capital markets that could result in changes to the value of our assets, including changes from the impact of the COVID-19 pandemic; the ability of GC Advisors to locate suitable investments for us and to monitor and administer our investments; the ability of GC Advisors or its affiliates to attract and retain highly talented professionals; the ability of GC Advisors to continue to effectively manage our business due to the disruptions caused by the COVID-19 pandemic; our ability to qualify and maintain our qualification as a regulated investment company and as a business development company; general price and volume fluctuations in the stock market; the impact on our business of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations issued thereunder and any actions toward repeal thereof; and the effect of changes to tax legislation and our tax position. Such forward-looking statements may include statements preceded by, followed by or that otherwise include the words “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “estimate,” “anticipate,” “predict,” “potential,” “plan” or similar words. We have based the forward-looking statements included in this presentation on information available to us on the date of this presentation. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from historical performance. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. This presentation contains statistics and other data that have been obtained from or compiled from information made available by third-party service providers. We have not independently verified such statistics or data. In evaluating prior performance information in this presentation, you should remember that past performance is not a guarantee, prediction, or projection of future results, and there can be no assurance that we will achieve similar results in the future.

Summary of Financial Results 01

4 Summary of Financial Results vs. Prior Quarter Quarter Ended December 31, 2020 Quarter Ended March 31, 2021 Net Investment Income Per Share Net investment income per share $0.29 $0.26 Accrual (reversal) for capital gain incentive fee per weighted average share 0.00 0.03 Net investment income before accrual for capital gain incentive fee (net) per weighted average share $0.29 $0.29 Net Realized/Unrealized Gain (Loss) Per Share Net realized/unrealized gain (loss) per share $0.17 $0.25 Earnings Per Share Earnings (loss) per share $0.46 $0.51 Net Asset Value Per Share $15.01 $15.00

GBDC 3 Performance Drivers 02

GBDC 3’s Strong March 31, 2021 Earnings Were Driven by a Continuation of Themes from the Prior Quarter 6 Key Themes from March 31, 2021 Quarter Impact on GBDC 3  Earnings growth across Golub Capital’s middle market portfolio companies was a record 16.3%1, as the U.S. economy continued to show a sharp rebound from COVID  Further diversification of GBDC 3’s debt structure  Middle market deal activity was strong (though not as strong as the prior quarter)  GBDC 3 portfolio companies generally continued to perform well ‒ Improved internal performance ratings2 ‒ No non-accruals3 ‒ Net realized gains4 ‒ Solid net unrealized gains, resulting now in a near-full recapture of the unrealized losses incurred in the March 31, 2020 quarter4  Execution of an attractively-priced term debt securitization  Solid originations, partially offset by elevated repayments drove a modest increase in net funds growth 1. Please see March 31, 2021 Golub Capital Middle Market Report for additional details. 2. Please see page titled, “Strong Borrower Performance – GBDC 3’s Performance Ratings Highlight the Quality of the Portfolio”. 3. Please see page titled, “Portfolio Highlights – Credit Quality”. 4. Please see page titled, “GBDC 3’s NAV Per Share Remains Stable”.

Strong Borrower Performance – GBDC 3’s Performance Ratings Highlight the Quality of the Portfolio 7 Internal Performance Rating Migration % of Portfolio at Fair Value 0.3% 21.0% 15.0% 12.2% 9.6% 5.8% 79.0% 84.7% 87.8% 90.4% 94.2% March 31, 2020 June 30, 2020 September 30, 2020 December 31, 2020 March 31, 2021 Internal Performance Ratings 4-5 (Performing At or Above Expectations) Internal Performance Rating 3 (Performing Below Expectations) Internal Performance Ratings 1 and 2* (Performing Materially Below Expectations) -2.6% 1. Based on internal performance ratings of Golub Capital BDC, Inc. (“GBDC”)’s portfolio in the last five fiscal years (FY 2015 – FY 2019) pre-COVID. * Represents an amount less than 0.1% as of March 31, 2020, September 30, 2020, December 31, 2020, and March 31, 2021. -6.0% -2.8% − The portion of the portfolio with internal performance rating 3 continues to decline and is below levels typically seen in a seasoned Golub Capital-managed loan portfolio.1 − No or minimal investments with internal performance ratings 1-2 through the COVID-impacted period. -3.8%

GBDC 3’s NAV Per Share Remains Stable NAV Per Share Bridge $15.01 $0.26 $0.01 $0.24 ($0.52) 12/31/20 NAV Net Investment Income Dividends Recorded During March 31, 2021 Quarter Net Realized Gain on Investments Net Change in Unrealized Appreciation (Depreciation) on Investments 3/31/21 NAV $0.29 $15.01 Net Realized & Unrealized Gain: $0.25 8 $15.00

Summary of Financial Results for the Quarter Ended March 31, 2021 03

Financial Highlights

Dollars in 000s	3/31/20	6/30/20	9/30/20	12/31/20	3/31/21
			Quarter Ended		
Net income/(loss)	$ (38,548)	$ 37,616	$ 17,353	$ 16,411	$ 19,376
Net investment income	9,775	11,078	9,473	10,169	9,972
Net realized/unrealized gain (loss)	(48,323)	26,538	7,880	6,242	9,404
Distributions declared	$ 6,409	$ 3,043	$ 7,327	$ 14,864	$ 19,693

Per Share[1] and Return on Equity[2] Statistics	3/31/20	6/30/20	9/30/20	12/31/20	3/31/21
			Quarter Ended		
Earnings/(loss) per weighted average share	$ (1.29)	$ 1.13	$ 0.51	$ 0.46	$ 0.51
Net investment income per weighted average share	0.33	0.34	0.28	0.29	0.26
Accrual (reversal) for capital gain incentive fee per weighted average share	(0.04)	-	-	-	0.03
Net investment income before accrual for capital gain incentive fee (net) per weighted average share	0.29	0.34	0.28	0.29	0.29
Net realized/unrealized gain (loss) per weighted average share	(1.62)	0.79	0.23	0.17	0.25
Quarterly return on equity – net income/(loss)	(8.7%)	8.3%	3.5%	3.1%	3.4%
Net asset value	$ 13.64	$ 14.68	$ 14.97	$ 15.01	$ 15.00

1. Per share returns are calculated based on the daily weighted average shares outstanding during the period presented.
2. The quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented.

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Portfolio Highlights – Net Funds Growth 11 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 $1,000,000 $1,100,000 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 1% Historical Investment Portfolio ($000) 82% 16% 1. Junior Debt is comprised of second lien and subordinated debt. For Q3 2020, junior debt represented an amount less than 1.0%. 1% $798,441 1% 82% 17% Net Funds Growth − Total investments at fair value increased by approximately 2.2%, or $23.0 million, during the three months ended March 31, 2021. − As of March 31, 2021, we had $13.0 million of undrawn revolver commitments. 80% 18% 1% $848,547 Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior $886,851 78% 20% 1% $1,050,477 1%1% $1,027,502 81% 17% 1% 1%

Software 31% IT Services 9% Healthcare Providers and Services 8% Health Care Technology 5% Commercial Services and Supplies 5% Insurance 5% Hotels, Restaurants and Leisure 4% Specialty Retail 4% Healthcare Equipment and Supplies 3% Automobiles 3% Portfolio Highlights – Portfolio Diversity 12 * Represents an amount less than 0.5% 1. Junior debt is comprised of subordinated debt and second lien loans. 2. The percentage of fixed rate loans and floating rate loans is calculated using total debt investments at fair value and excludes equity investments. 3. Based on S&P 2018 industry code. The ten largest industries represented as a percentage of the portfolio at fair value are labeled. All other industry segments are each below 3.0%. Portfolio Composition by Seniority Diversification by Obligor 18% 80% 1% Equity Junior Debt1 First Lien One Stop First Lien Traditional Senior 98% First Lien Top 25 Investments 49% Remaining 133 Investments 51% Top 10 Investments 24% Avg Size <0.7% Portfolio Composition by Interest Rate Type on Loans2 Floating, 100% Fixed, 0%* Diversification by Industry3 Investment Portfolio $1,050mm // 158 Investments – Average Size <0.7% 1% 25 industries below 3.0%

1. Investment income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income and amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 2. Income yield is calculated as (a) the actual amount earned on earning investments, including interest and fee income but excluding amortization of capitalized fees and discounts, divided by (b) the daily average of total earning investments at fair value. 3. The weighted average net investment spread is calculated as (a) the investment income yield less (b) the weighted average cost of debt. 4. The weighted average cost of debt is calculated as (a) the actual amount of expenses incurred on debt obligations divided by (b) the daily average of total debt obligations. 13 Economic Analysis Portfolio Highlights – Economic Analysis 9.0% 9.0% 8.4% 8.3% 8.1% 7.7% 7.7% 7.7%8.6% 8.7% 8.0% 7.8% 7.7% 7.3% 7.2% 7.2% 4.8% 5.3% 4.1% 4.4% 5.2% 5.2% 5.1% 5.1% 4.2% 3.8% 4.3% 3.9% 2.9% 2.5% 2.6% 2.6% 2.3% 2.1% 1.9% 1.5% 0.3% 0.2% 0.2% 0.2% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 6 / 3 0 / 1 9 9 / 3 0 / 1 9 1 2 / 3 1 / 1 9 3 / 3 1 / 2 0 6 / 3 0 / 2 0 9 / 3 0 / 2 0 1 2 / 3 1 / 2 0 3 / 3 1 / 2 1 Investment income yield¹ Income yield² Weighted average net investment spread³ Weighted average cost of debt⁴ 3-Month London Interbank Offered Rate ("LIBOR")

Portfolio Highlights – Credit Quality

Credit Quality – Investment Portfolio

- As of March 31, 2021 and December 31, 2020, we had no investments on non-accrual status.
- Due to continued improvement in borrower performance, the percentage of performance rated "3" investments decreased to 5.8% of the portfolio at fair value as of March 31, 2021 from 9.6% as of December 31, 2020.

Internal Performance Ratings

(% of Portfolio at Fair Value)

	At Fiscal Year End			At Quarter End	
Rating	2018	2019	2020	12/31/20	3/31/21
5	1.1%	0.3%	2.2%	3.7%	11.6%
4	98.9%	98.1%	85.6%	86.7%	82.6%
3	0.0%	1.6%	12.2%	9.6%	5.8%
2	0.0%	0.0%	0.0%*	0.0%*	0.0%*
1	0.0%	0.0%	0.0%	0.0%	0.0%
Grand Total	100.0%	100.0%	100.0%	100.0%	100.0%

Internal Performance Rating Definitions

Rating	Definition
5	Borrower is performing above expectations and the trends and risk factors are generally favorable
4	Borrower is generally performing as expected and the risk factors are neutral to favorable
3	Borrower may be out of compliance with debt covenants; however, loan payments are generally not past due
2	Borrower is performing materially below expectations and the loan's risk has increased materially since origination
1	Borrower is performing substantially below expectations and the loan's risk has substantially increased since origination

* Represents an amount less than 0.1%.

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Quarterly Statements of Financial Condition 15 (Dollar amounts in 000s, except share and per share data) March 31, 2020 (unaudited) June 30, 2020 (unaudited) September 30, 2020 (audited) December 31, 2020 (unaudited) March 31, 2021 (unaudited) Assets Investments, at fair value $ 798,441 $ 848,547 $ 886,851 $ 1,027,502 $ 1,050,477 Cash, cash equivalents and foreign currencies 22,972 9,970 12,052 9,231 15,205 Restricted cash and cash equivalents 13,500 12,180 12,461 17,372 27,352 Other assets 7,630 5,762 3,752 4,063 4,744 Total Assets $ 842,543 $ 876,459 $ 915,116 $ 1,058,168 $ 1,097,778 Liabilities and Net Assets Debt $ 382,870 $ 380,455 $ 380,791 $ 515,268 $ 483,324 Unamortized debt issuance costs (1,868) (1,524) (1,191) (1,769) (3,512) Interest payable 1,971 1,240 1,160 1,257 1,674 Management and incentive fee payable 3,569 3,337 3,889 4,216 5,541 Distributions payable 3,805 3,043 14 – 15,625 Other liabilities 788 2,245 836 1,577 1,449 Total Liabilities 391,135 388,796 385,499 520,549 504,101 Total Net Assets 451,408 487,663 529,617 537,619 593,677 Total Liabilities and Net Assets $ 842,543 $ 876,459 $ 915,116 $ 1,058,168 $ 1,097,778 Net Asset Value per Share $ 13.64 $ 14.68 $ 14.97 $ 15.01 $ 15.00 Leverage Ratio 0.85x 0.78x 0.72x 0.96x 0.82x Asset coverage 217.3% 227.8% 238.7% 204.2% 222.5% Common shares outstanding 33,090,999 33,214,254 35,388,849 35,820,104 39,578,474

Quarterly Operating Results

(Dollar amounts in 000s, Except share and per share data)	March 31, 2020 (unaudited)	June 30, 2020 (unaudited)	September 30, 2020 (unaudited)	December 31, 2020 (unaudited)	March 31, 2021 (unaudited)
Investment Income					
Interest income	$ 16,421	$ 15,953	$ 16,368	$ 17,370	$ 19,078
Dividend Income	2	–	–	39	10
Fee income	132	150	180	361	238
Total investment Income	$ 16,555	$ 16,103	$ 16,548	$ 17,770	$ 19,326
Expenses					
Interest and other debt financing expenses	$ 3,635	$ 2,679	$ 2,491	$ 2,674	$ 3,109
Base management fee, net of waiver	2,034	2,062	2,217	2,422	2,571
Incentive fee – net investment income, net of waiver	1,536	(260)	1,672	1,794	1,942
Incentive fee – capital gains, net of waiver	(1,071)	–	–	–	1,028
Other operating expenses	646	544	695	711	704
Total expenses	6,780	5,025	7,075	7,601	9,354
Net investment income after excise tax	$ 9,775	$ 11,078	$ 9,473	$ 10,169	$ 9,972
Net Gain (Loss) on Investments and Foreign Currency					
Net realized gain (loss) on investments and foreign currency transactions	$ (2)	$ 25	$ (978)	$ 299	$ 177
Net unrealized appreciation (depreciation) on investments and foreign currency transactions	(48,321)	26,513	8,858	5,943	9,227
Net gain (loss) on investments and foreign currency transactions	(48,323)	26,538	7,880	6,242	9,404
Net increase/(decrease) in net assets resulting from operations	$ (38,548)	$ 37,616	$ 17,353	$ 16,411	$ 19,376
Per Share Data					
Earnings/(loss) per weighted average share[1]	$ (1.29)	$ 1.13	$ 0.51	$ 0.46	$ 0.51
Net investment income per weighted average share[1]	$ 0.33	$ 0.34	$ 0.28	$ 0.29	$ 0.26
Distributions declared per share[2]	$ 0.22	$ 0.09	$ 0.22	$ 0.42	$ 0.52
Weighted average common shares outstanding	29,851,593	33,145,177	33,784,160	35,454,475	37,728,245

1. Per share data are calculated based on the daily weighted average shares outstanding during the period presented.
2. Per share data are based on (i) the total distributions paid for each respective record date during the period presented divided by (ii) the total number of shares outstanding on each respective record date. Please see slide titled, "Common Stock and Distribution Information" included in this presentation for details on the distributions declared during the period.

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1.8% 3.1% 3.1% 2.7% 2.3% 2.1% 2.5% 3.0% 2.4% (8.7%) 8.3% 3.5% 3.1% 3.5% 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 3/31/19 6/30/19 9/30/19 12/31/19 3/31/20 6/30/20 9/30/20 12/31/20 3/31/21 Investors in GBDC 3 have achieved a 9.1% IRR on NAV1 Quarterly Return on Equity Since Inception* • Quarterly return on equity is calculated as the annualized return on average equity divided by four. Return on equity calculations are based on the daily weighted average of total net assets during the period presented. 1. Internal rate of return (“IRR”) on NAV is calculated at the fund level using beginning of period NAV, capital share issuances during the period, distributions paid during the period, and ending period NAV. Period beginning August 1, 2017 and ending March 31, 2021. The first investment in GBDC 3 took place on August 1, 2017. 17 Avg. 2.3%

Liquidity and Capital Subscriptions

Cash and Cash Equivalents

- Unrestricted cash and cash equivalents and foreign currencies totaled $15.2 million as of March 31, 2021.
- Restricted cash and cash equivalents totaled $27.4 million as of March 31, 2021. Restricted cash is held in our Deutsche Bank Credit Facility and the 2021 Debt Securitization and is reserved for quarterly interest payments and is also available for new investments that qualify for reinvestment.

Capital Subscriptions

- As of March 31, 2021, we had total investor capital subscriptions of $925.6 million and contributed capital of $562.0 million (60.7% called capital ratio).
- On each of January 22, 2021 and March 8, 2021, we issued a 4% capital call for proceeds totaling $27.3 million.

Debt Facilities - Availability

- Signature Bank Revolver – As of March 31, 2021, subject to leverage and borrowing base restrictions, we had $152.2 million of remaining commitments and $150.0 million availability on this $275.0 million revolving credit facility.
- Deutsche Bank Credit Facility – As of March 31, 2021, subject to leverage and borrowing base restrictions, we had $187.5 million of remaining commitments and availability on this $250.0 million revolving credit facility.
- GC Advisors Revolver – As of March 31, 2021, we had $40.0 million of remaining commitments and availability on our $40.0 million unsecured line of credit with GC Advisors.

2021 Debt Securitization

- On March 11, 2021, we issued $298.0 million in notes through our first term debt securitization. Proceeds were used, among other things, to repay outstanding indebtedness on the Deutsche Bank Credit Facility. The reinvestment period for the new term debt securitization ends April 15, 2025 and the notes mature on April 15, 2033.

Key Funding Vehicles[1]

Funding Source	Debt Commitment	Outstanding Par	Undrawn Commitment	Reinvestment Period	Stated Maturity	Interest Rate
Signature Bank Revolver	$ 275,000	$ 122,783	$ 152,217	N/A	February 4, 2022	LIBOR + 1.70%
Deutsche Bank Credit Facility	250,000	62,541	187,459	September 10, 2022	September 10, 2025	3 Month LIBOR + 2.00%
2021 Debt Securitization	298,000	298,000	-	April 15, 2025	April 15, 2033	3 Month LIBOR + 1.77%[(2)]
GC Advisors Revolver	40,000	-	40,000	N/A	September 29, 2023	Applicable Federal Rate

1. Information presented is as of March 31, 2021.
2. Interest rate for the 2021 Debt Securitization represents the weighted average spread over 3 month LIBOR for the various tranches of issued notes, excluding a $10.0 million note that has a fixed rate of 3.91% and tranches retained by the Company.

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Common Stock and Distribution Information 19 Distributions Paid (Dollar amounts in 000s, except share and per share data) Distributions Declared Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount August 6, 2019 October 18, 2019 October 2019 24,795,301.540 December 27, 2019 $ 0.0974 $ 2,415 November 22, 2019 November 28, 2019 November 2019 26,881,637.710 December 27, 2019 0.1310 3,522 November 22, 2019 December 20, 2019 December 2019 29,542,494.081 February 26, 2020 0.1079 3,188 Total for Quarter Ended December 31, 2019 $ 0.3363 $ 9,125 November 22, 2019 January 21, 2020 January 2020 29,715,740.183 February 26, 2020 $ 0.0876 $ 2,604 February 4, 2020 February 25, 2020 February 2020 29,715,740.183 May 22, 2020 0.1280 3,805 February 4, 2020 March 27, 2020 March 20201 29,885,803.162 May 22, 2020 – – Total for Quarter Ended March 31, 2020 $ 0.2156 $ 6,409 February 4, 2020 April 29, 2020 April 2020 33,090,999.162 July 24, 2020 $ 0.0919 $ 3,043 Total for Quarter Ended June 30, 2020 $ 0.0919 $ 3,043 August 20, 2020 August 20, 2020 N/A 33,303,658.071 August 21, 2020 $ 0.2200 $ 7,327 To al for Quarter End d September 30, 2020 $ 0.2200 $ 7,327 November 20, 2020 December 15, 2020 N/A 35,388,849.466 December 18, 2020 $ 0.4200 $ 14,864 Total for Quarter Ended December 31, 2020 $ 0.4200 $ 14,864 November 20, 2020 January 28, 2021 N/A 37,640,060.105 March 11, 2021 $ 0.1081 $ 4,068 February 5, 2021 February 25, 2021 February 2021 37,640,060.105 May 25, 2021 0.1493 5,622 February 5, 2021 March 26, 2021 March 2021 39,578,474.129 May 25, 2021 0.2527 10,003 Total for Quarter Ended March 31, 2021 $ 0.5101 $ 19,693 1. On February 4, 2020, our board of directors declared distributions in an amount equal to the net increase in net assets resulting from operations earned by us (if positive) as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) for the period March 1, 2020 through March 31, 2020 per share payable on May 22, 2020 to shareholders of record on March 27, 2020. Due to a net decrease in net assets resulting from operations for the period March 1, 2020 through March 31, 2020, the distributions declared for the March 2020 earnings period was zero.

Common Stock and Distribution Information 20 Distributions Declared (Dollar amounts in 000s, except share and per share data) Date Declared Record Date Earnings Period Shares Outstanding Payment Date Amount Per Share Total Amount February 5, 2021 April 29, 2021 April 2021 39,578,474.129 July 26, 2021 TBD TBD May 7, 2021 May 28, 2021 May 2021 TBD July 26, 2021 TBD TBD May 7, 2021 June 25, 2021 June 2021 TBD July 26, 2021 TBD TBD May 7, 2021 July 19, 2021 July 2021 TBD September 27, 2021 TBD TBD